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                          LOUISIANA-PACIFIC CORPORATION

                                       and

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK
                                  Rights Agent


                                Rights Agreement
                         Restated as of February 3, 1991

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



                                TABLE OF CONTENTS

Section                                                                   Page
-------                                                                   ----

      Table of Defined Terms...............................................iii

1     Certain Definitions....................................................1

2     Appointment of Rights Agent............................................4

3     Issuance of Right Certificates.........................................4

4     Form of Right Certificates.............................................6

5     Countersignature and Registration......................................6

6     Transfer, Split Up, Combination and
      Exchange of Right Certificates;
      Mutilated, Destroyed, Lost or Stolen
      Right Certificate......................................................7

7     Exercise of Rights; Purchase Price;
      Expiration Date of Rights..............................................8

8     Cancellation and Destruction of
      Right Certificates....................................................10

9     Reservation and Availability of
      Capital Shares........................................................11

10    Preferred Shares Record Date..........................................12

11    Adjustment of Purchase Price, Number
      of Shares or Number of Rights.........................................12

12    Certificate of Adjusted Purchase Price
      or Number of Shares...................................................20

13    Consolidation, Merger or Sale or
      Transfer of Assets or Earning Power...................................20

14    Fractional Rights and Fractional Shares...............................24

15    Rights of Action......................................................25

16    Agreement of Right Holders............................................26

17    Right Holders and Right Certificate
      Holders Not Deemed a Stockholder......................................26

18    Concerning the Rights Agent...........................................27

Section                                                                   Page
-------                                                                   ----

19    Merger or Consolidation or Change
      of Name of Rights Agent...............................................27

20    Duties of Rights Agent................................................28

21    Change of Rights Agent................................................30

22    Issuance of New Right Certificates....................................31

23    Redemption............................................................32

24    Exchange..............................................................33

25    Notice of Certain Events..............................................34

26    Notices...............................................................35

27    Supplements and Amendments............................................36

28    Certain Covenants.....................................................36

29    Successors............................................................37

30    Benefits of This Agreement............................................37

31    Severability..........................................................37

32    Determinations and Actions by the
      Board of Directors, etc...............................................37

33    Governing Law.........................................................38

34    Counterparts..........................................................38

35    Descriptive Headings..................................................38


Exhibit A -- Form of Certificate of Designations

Exhibit B -- Form of Right Certificate

                             TABLE OF DEFINED TERMS

Term Defined                                          Page        Section

Acquiring Person                                       1          1(a)

Adjustment Shares                                     13          11(a)(ii)

Affiliate                                              2          1(b)

Agreement                                              1          Intro

Associate                                              2          1(b)

Beneficial Owner                                       2          1(c)

Business Day                                           3          1(d)

Certificate of Designations                            1          Intro

close of business                                      3          1(e)

Common Shares                                          3          1(f)

common stock equivalents                              14          11(a)(iii)

Company (Louisiana-Pacific Corporation)                1          Intro

Company (Following a Section 13(a) event)             21          13(a)

current market value of a whole right
(for purposes of fractional Rights and
fractional shares)                                    24          14(a)

current market value of one one-hundredth
of a Preferred Share (for purposes of
fractional Rights and fractional shares)              25          14(b)

current per share market price of the
Common Shares                                         15          11(d)(i)

current per share market price of the
Preferred Shares                                      16          11(d)(ii)

Distribution Date                                      5          3(a)

equivalent preferred shares                           14          11(b)

Exchange Act                                           2          1(b)

Exchange Date                                          8          7(b)

Term Defined                                          Page        Section

Exchange Ratio                                        33          24(a)

Final Expiration Date                                  8          7(b)

NASDAQ                                                16          11(d)(i)

Person                                                 3          1(g)

Plan (Employee Benefit Plan)                           1          1(a)

Preferred Shares                                       3          1(h)

Principal Party                                       22          13(b)

Purchase Price                                         3          1(i)

Qualifying Tender Offer                                4          1(j)

Record Date                                            1          Intro

Redemption Date                                        8          7(b)

Redemption Price                                      32          23(a)

Registered Common Shares                              22          13(b)

Right                                                  1          Intro

Rights Agent                                           1          Intro

Section 11(a)(ii) event                               13          11(a)(ii)

Section 13 event                                      21          13(a)

Shares Acquisition Date                                4          1(k)

Stockholder Rights Plan                                4          1

Subsidiary                                             4          1(1)

Trading Day                                           16          11(d)(i)

                                RIGHTS AGREEMENT

            This Rights Agreement (the "Agreement") restated as of February 3, 1991, between LOUISIANA-PACIFIC CORPORATION, a Delaware corporation (the "Company"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK, a New York corporation (the "Rights Agent");

                              W I T N E S S E T H :

            WHEREAS the Board of Directors of the Company has authorized the issuance of and declared a dividend payable, in one right (a "Rights") for each Common Share (as hereinafter defined) of the Company outstanding on June 6, 1988 (the "Record Date"), upon the terms and subject to the conditions herein set forth;

            WHEREAS each such Right shall represent the right to purchase one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock, $1 par value, of the Company, and shall have the rights and preferences set forth in the form of Certificate of Designations, attached hereto as Exhibit A; and

            WHEREAS the Board of Directors of the Company has further authorized the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined in Sections 3 and 7 hereof);

            WHEREAS the Company entered into a Rights Agreement dated as of May 23, 1988, with The Chase Manhattan Bank, N.A., as the original Rights Agent, which agreement was amended as of October 28, 1990, to permit the substitution of First Chicago Trust Company of New York as successor Rights Agent; and the Company and said successor Rights Agent have amended and restated the Rights Agreement as set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

            (a) "Acquiring Person" shall mean any Person (as defined) who or which, together with all Affiliates and Associates (as defined) of such Person, shall be the Beneficial Owner as defined) of 20 percent or more of the Common Shares of the Company then outstanding, provided, however, that an Acquiring Person shall not include (i) the Company, any wholly owned Subsidiary of the Company any employee benefit plan ("Plan") of the Company or of a Subsidiary of the Company or any Person holding Common Shares for or pursuant to the terms of any such Plan or (ii) any Person who or which, together with all Affiliates and Associates of such Person, first became the Beneficial Owner of 20 percent or more of the Common Shares of the Company as the result of a Qualifying Tender Offer (as defined). For purposes of this subsection (a), in determining the percentage of the outstanding shares of Common Shares with respect to which a Person is the Beneficial Owner (i) all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding and (ii) shares which are subject to issuance upon the exercise or conversion of outstanding conversion rights, rights, warrants and options other than those referred to in (i) shall not be deemed outstanding. Any determination made by the Board of Directors as to whether any Person is or is not an Acquiring Person shall be conclusive and binding upon all holders of Rights.

            (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

            (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of
      Section 13(d) of the Exchange Act and Regulation 13D-G thereunder (or any comparable or successor law or regulation), in each case as in effect on the date hereof; or

                  (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (other than customary arrangements with and among underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given to such Person or any of such Person's Affiliates or Associates in response to a public proxy solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary arrangements with and among underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding voting (other than voting pursuant to a revocable proxy as described in the proviso to Section l(c)(ii)(B)) or disposing of any securities of the Company.

            (d) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state of New York are authorized or obligated by law or executive order to close.

            (e) "Close of business" on any given date shall mean 5 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5 p.m., New York City time, on the next succeeding Business Day.

            (f) "Common Shares" when used with reference to the Company shall mean shares of common stock of the par value of $l each of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean shares of the common stock of such Person (or other class of equity securities or equity interests) having power to control or direct the management of such Person or, if such Person is a Subsidiary of another Person, of the Person which ultimately controls such first-mentioned Person and which has issued and outstanding such common stock (or such other class of equity securities or equity interests).

            (g) "Person" shall mean any individual, firm, partnership, corporation, association, group (as such term is used in Rule 13d-5 under the Exchange Act) or other entity, and shall include any successor (by merger or otherwise) of such entity.

            (h) "Preferred Shares" shall mean shares of Series A Junior Participating Cumulative Preferred Stock, $1 par value, of the Company.

            (i) "Purchase Price" shall mean the price to be paid for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right, which price is, as of the date hereof, as set forth in Section 7(c). The Purchase Price is subject to adjustment from time to time as set forth in Sections 11 and 13.

            (j) "Qualifying Tender Offer" shall mean a tender offer made by any Person, other than an Acquiring Person, an Affiliate or Associate of an Acquiring Person, or a Person that beneficially owns 5 percent or more of the Company's outstanding Common Shares, to purchase all outstanding Common Shares of the Company for cash in an amount, net to the sellers, which equals or exceeds the highest per share price paid by such Person, or any of its Affiliates or Associates for any such Common Shares within the 24-month period prior to such offer and for which such Person has obtained binding commitments for any required financing at the time the tender offer is first made; provided that (i) all shares duly tendered pursuant to such tender offer shall be accepted for payment and (ii) upon consummation of such tender offer such Person shall beneficially own at least 85 percent of the outstanding Common Shares of the Company. For purposes of this subsection (k), in determining the percentage of outstanding Common Shares of the Company (A) shares held by a Person who is a director and also an officer of the Company shall be deemed not outstanding and
(B) shares held by Plans in which employee participants do not have the right to determine confidentially whether Common Shares of the Company held subject to the Plan will be tendered in a tender offer shall be deemed not outstanding.

            (k) "Shares Acquisition Date" shall mean the first date of public announcement (which, for the purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

            (l) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

            The terms and conditions embodied in this Rights Agreement, as from tine to time amended, may be referred to as the "Stockholder Rights Plan" of the Company.

            Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

            Section 3.  Issuance of Right Certificates

            (a) Until the earlier of the close of business on (i) the 10th day after the Shares Acquisition Date or (ii) the 10th Business Day (or such later date as may be determined by the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by, or first public announcement of the intent of, any Person (other than the Company, any wholly owned Subsidiary of the Company, any Plan of the company or of any Subsidiary of the Company, or any entity holding Common
Shares of the Company for or pursuant to the terms of any such Plan) to commence, a tender or exchange offer (other than a tender offer which would, upon acceptance of shares for payment, be a Qualifying Tender Offer) the consummation of which would result in beneficial ownership by a Person, together with its Affiliates and Associates, of 30 percent or more of the outstanding Common Shares of the Company, including any such date which is after the date of this Agreement and prior to the issuance of the Rights (the earlier of (i) and
(ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced by (A) certificates for Common Shares of the Company (which certificates shall also be deemed to be Right Certificates) or, as the case may be, (B) certificates issued subsequent to the Record Date and bearing the legend set forth in Section 3(c) hereof (and, in neither case, by separate Right Certificates) and the record holders of such certificates for Common Shares shall be the record holders of the Rights represented thereby and (y) the Rights and the right to receive Right Certificates will be transferable only simultaneously with and together with the transfer of Common Shares of the Company. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date (as such terms are defined in Section 7 hereof)), the surrender for transfer of such certificates for Common Shares shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented thereby. As soon as practicable after the Distribution Date, after notification by the Company, the Rights Agent will send, by first-class, postage-prepaid mail, to each record holder of Common Shares of the Company as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto, evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates and may be transferred by the transfer of the Right Certificates as permitted hereby, separately and apart from any transfer of one or more shares of Common Shares, and the holders of such Right Certificates as listed in the records of the Company or any transfer agent or registrar for the Rights shall be the record holders thereof.

            (b) Rights shall be issued in respect of all Common Shares of the Company issued after the Record Date, but prior to the earliest of the Distribution Date (the Redemption Date, the Exchange Date, or the Final Expiration Date). Certificates for such Common Shares shall also be deemed to be certificates for

Rights and shall have impressed on, printed on, written on or otherwise affixed to them the following legend (or the form of legend specified in any version of this Rights Agreement prior to the current amendment and restatement hereof):

      This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Stockholder Rights Plan of Louisiana-Pacific Corporation (the "Plan"), until separate certificates for such Rights are issued. Under certain circumstances, as set forth in the Plan, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The terms of the Plan, a copy of which is on file at the principal executive offices of Louisiana-Pacific Corporation, are hereby incorporated herein by reference. Louisiana-Pacific Corporation will mail or cause to be mailed to the holder of this certificate a copy of the Plan without charge promptly following receipt of a written request therefor. Under certain circumstances set forth in the Plan, Rights beneficially owned by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Plan) and any subsequent holder of such Rights, may become null and void.

            (c) Certificates for Common Shares, if any, issued after the Distribution Date but prior to the earlier of the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

      This certificate does not evidence any Right issued pursuant to the terms of the Stockholder Rights Plan of Louisiana-Pacific Corporation.

            Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase, assignment and certificate to be printed on the reverse thereof), when, as and if issued, shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Shares of the Company or the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates, whenever issued, which are issued in respect of Common Shares which were issued and outstanding as of the close of business on the Distribution Date, shall be dated as of the close of business on the Distribution Date, and on their face shall entitle the holders thereof to purchase such number of Preferred Shares

(including fractional shares which are integral multiples of one one-hundredth of a share) as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein, but the number of such Preferred Shares and fractions thereof and the Purchase Price shall be subject to adjustment as provided herein.

Section 5.  Countersignature and Registration.

            (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary, or an Assistant Secretary, of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned manually by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

            (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its shareholder services office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

            Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificate.

            (a) Subject to the provisions of Sections 7(f) and 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earliest of the Redemption Date, the Exchange Date, or the Final Expiration Date (as such terms are defined in Section 7 hereof), any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Preferred Shares as the Right

Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent with the form of assignment on the reverse side thereof (or with a written instrument of transfer in form satisfactory to the Company and the Rights Agent enclosed with such Right Certificate), executed by the registered holder thereof or his attorney authorized in writing, and with such signature guaranteed. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the certificate set forth in the form of assignment on the reverse side of such Right Certificate shall have been completed and executed by the registered holder thereof or his attorney authorized in writing, and with such signature guaranteed, and the Company shall have been provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Right Certificate or the Affiliates or Associates of such Beneficial Owner (or former Beneficial Owner) as the Company shall reasonably request. Upon receipt of such executed form of assignment and certificate and of such additional evidence, if requested, the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

            (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loan, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company shall issue and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

            Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

            (a) Until the Distribution Date, no Right may be exercised.

            (b) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the

Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof and certificate thereon duly executed (with signatures duly guaranteed), to the Rights Agent at the shareholder services office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price with respect to each Right exercised, at or prior to the earliest of (i) the close of business on June 6, 1998 (the "Final Expiration Dates"), (ii) the time at which the Rights are exchanged (the "Exchange Date") as provided in Section 24, or (iii) the time at which the Rights are redeemed (the "Redemption Date"), as provided in Section 23 hereof.

            (c) The Purchase Price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $75.00, and shall be payable in lawful money of the United States of America in accordance with
Section 7(d) hereof. The Purchase Price and the number of Preferred Shares to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof.

            (d) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and form of certificate thereon duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 by bank certified check or cashier's check payable to the order of the Company, and such additional evidence of the identity of the Beneficial Owner (or former
Beneficial Owner) of the Rights represented by such Right Certificate or the Affiliates or Associates thereof as the Company may reasonably request, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, and/or, as provided in Section 14 hereof, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. Notwithstanding the foregoing provisions of this Section 7(d), the Company may suspend the issuance of

Preferred Shares upon exercise of Rights for a reasonable period, not in excess of 90 days, during which the Company seeks to register under the Securities Act of 1933, as amended, and any applicable securities law of any jurisdiction, the Preferred Shares to be issued pursuant to the Rights; provided, however, that nothing contained in this Section 7(d) shall relieve the Company of its obligations under Section 9(c) hereof.

            (e) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

            (f) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Section ll(a)(ii) event or Section 13 event, any Rights beneficially owned by (i) an Acquiring Person or any Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person or of any Affiliate or Associate of such Acquiring Person who becomes a transferee after the Acquiring Person becomes such (other than a transferee in a transaction described in Section 23(b)), or (iii) a transferee who acquired such Rights from an Acquiring Person or an Affiliate or Associate of an Acquiring Person prior to or concurrently with the Acquiring Person becoming such in a transaction which the Board of Directors has determined to be part of an arrangement which has as a primary purpose or effect the avoidance of this Section 7(f), shall become null and void, and any holder of such Rights (whether or not such holder is an Acquiring Person or an Affiliate or Associate of an Acquiring Person) shall thereafter have no right to exercise such Rights under any provision of this Agreement or otherwise. Any Right Certificate issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof or to any nominee of such Acquiring Person, Affiliate or Associate, and any Right Certificate issued pursuant to Sections 6 or 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall or shall be deemed to contain the following legend:

      The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or Affiliate or Associate of an Acquiring Person (as such terms are defined in the
      Stockholder Rights Plan). This Right Certificate and the Rights represented hereby are void in the circumstances specified in the Stockholder Rights Plan.

The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(f) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(f) with respect to an Acquiring Person or its Affiliates, Associates or transferees.

            Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

            Section 9. Reservation and Availability of Capital Shares.

            (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares (and, will use its best efforts, following the occurrence of a Section ll(a)(ii) event, to cause to be reserved and kept available out of its authorized and unissued Common Shares and/or other securities or out of its authorized and issued shares held in its treasury), the number of Preferred Shares (and, following the occurrence of a Section ll(a)(ii) event, the number of Common Shares and/or other securities) as will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

            (b) So long as the Preferred Shares (and, following the occurrence of a Section ll(a)(ii) event, Common Shares and/or other securities) issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares issued or reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

            (e) If necessary to permit the issuance of shares and/or other securities pursuant to the Rights, the Company will use its best efforts from and after the time the Rights become exercisable to register such shares and/or other securities under the Securities Act of 1933, as amended, and any applicable securities laws and to keep such registration effective until the Final Expiration Date.

            (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-hundredths of Preferred Shares (and, following the occurrence of a Section l(a)(ii) event, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

            (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or Common Shares and/or other securities as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Preferred Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

            Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) were made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books for the Preferred Shares (or Common Shares and/or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books are open.

            Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kind of shares which may be purchased upon exercise of a Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

            (a) (i) In the event the Company shall at any time
            after the date of this Agreement and prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date
            (A) declare or pay any dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares,
            (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then and in each such event, the Purchase Price in effect at the time of the record date for such dividend or on the effective date of such subdivision, combination or reclassification, and the number and kind of Preferred Shares or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of Preferred Shares or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Right was exercisable and the transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section ll(a)(i) and Section ll(a)(ii) hereof, the adjustment provided for in this Section ll(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section ll(a)(ii) hereof.

            (ii) Subject to Section 24, in the event that, at any time after the date of this Agreement any Person (other than the Company, any wholly owned Subsidiary of the Company, any Plan of the Company or of a Subsidiary of the Company, or any Person holding Common Shares for or pursuant to the terms of any such Plan), alone or together with its Affiliates and Associates, shall become an Acquiring Person (except in a transaction to which the provisions of Section 13(a) hereof apply), then, immediately upon the occurrence of such event (a "Section ll(a)(ii) event"), proper provision shall be made so that each holder of a Right, except as provided in Section 7(f) hereof, shall thereafter have a right to receive for each Right, upon exercise thereof in accordance with the terms of this Agreement and payment of the then-current Purchase Price, in lieu of one one-hundredth of a Preferred Share, such number of Common Shares of the Company as shall equal the result obtained by multiplying the then-current Purchase Price by the then number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section ll(a)(ii) event, and dividing that product by 50 percent of the current per share market price (determined pursuant to Section ll(d) hereof) for Common Shares on the date of such first occurrence (such number of shares being hereinafter referred to as the "Adjustment Shares"); provided that such provision shall not be effective until such time as the Rights are no longer subject to redemption pursuant to Section 23(a) hereof.

            (iii) In lieu of issuing Common Shares in accordance with Section ll(a)(ii) hereof, the Company may, if the Board of Directors determines that such action is necessary or appropriate and not contrary to the interest of holders of Rights, and, in the event that the number of Common Shares which are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section ll(a)(ii) hereof, the Company shall, with respect to each Right, make adequate provision to substitute for all or a portion of the Adjustment Shares upon payment of the applicable Purchase Price (A) cash, (B) other equity securities of the Company (including, without limitation, shares of preferred stock or units of preferred stock having the same value as Common Shares (such shares or units of preferred stock, "common stock equivalents")), (C) debt securities of the Company, (D) other assets or (E) any combination of the foregoing, having an aggregate value equal to the Adjustment Shares for which substitution is made. To the extent that the Company determines that some action is to be taken pursuant to this Section ll(a)(iii), the Company shall provide, subject to Section 7(f) hereof, that such action shall apply uniformly to all outstanding Rights.

            (b) In the event that the Company shall at any time after the close of business on the Record Date and prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date fix a record date prior to the Redemption Date or Final Expiration Date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares, at a price per Preferred Share or per share of equivalent preferred share (or having an effective price per share or a converted basis in the case of a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (as determined in accordance with Section 11(d) hereof) on such record date, then the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of

Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be net forth in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

            (c) In the event that the Company shall at any time after the close of business on the Record Date and prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in
Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price per one Preferred Share (as determined in accordance with Section 11(d) hereof) on such record date, less the fair market value of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share, and the denominator of which shall be such current per share market price per one Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

            (d) (i) For the  purpose of any  computation  hereunder,  other than computations made pursuant to Section 11(a)(iii) hereof, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares on each of the 20 consecutive Trading Days (as such term is hereinafter defined) through and including the Trading Day immediately preceding such date; provided, however, that in the event the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares, or (B) any subdivision, combination, or reclassification of such Common Shares, and prior to the expiration of 20 Trading Days after the ex-dividend date for such dividend, distribution, subdivision, combination, or reclassification, then, and in each such case the current market price shall be appropriately adjusted to take into account such event. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc., or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, Inc., as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors. The term "Trading Days" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

            (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in the same manner as set forth above for Common Shares in clause (i) of this
      Section 11(d). If the current per share market price of the Preferred Shares cannot be determined in the manner provided above, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares (appropriately adjusted to reflect any stock split, stock dividend, subdivision, combination, reclassification, or similar transaction occurring after the date hereof) multiplied by one hundred.

            If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine appropriate. Any such determination of "current per share market price" shall be described in a statement filed with the Rights Agent.

            (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1 percent in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share or one-millionth of a Preferred Share as the case may be.

            (f) If, as a result of an adjustment made pursuant to Section 11(a) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in this Section 11 and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

            (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

            (h) Unless the Company shall have exercised its election as provided in Section 11(i) below, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

            (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights instead of making any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately after such adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days after the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

            (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, as applicable, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a Preferred Share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

            (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the advice or opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable one one-hundredths of a Preferred

Share at such adjusted Purchase Price.

            (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

            (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such further adjustments in the number of one one-hundredths of a Preferred Share which may be acquired upon exercise of the Rights, and such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors in their sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares or (v) issuance of rights, options or warrants referred to in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such holders or shall reduce the taxes payable by such holders.

            (n) The Company shall not, at any time after the  Distribution  Date
(i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section (o) hereof), if (A) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the

Rights  or  (B)  prior  to,   simultaneously  with  or  immediately  after  such
consolidation, merger or sale, the Person which constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have distributed or otherwise transferred to its stockholders, or other Persons holding an equity interest in such Person, Rights previously owned by such Person or any of its Affiliates or Associates; provided, however, this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

            (a) After the Distribution Date, the Company shall not, except as permitted by Sections 23 or 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights, including, without limiting the generality of the foregoing, any merger, consolidation or sale or transfer of assets or earning power.

            (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare or pay a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of shares, or (iv) issue any shares of its capita] stock in a reclassification of the outstanding Common Shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event (including other Common Shares issued after the date of such event, but prior to the Distribution Date) shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

            Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts giving rise to such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares and the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Sections 11 and 13 of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

            Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

            (a) In the event that, directly or indirectly, after there is an Acquiring Person, (i) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (ii) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such consolidation or merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions to any Person or Persons (other than the Company or any of its Subsidiaries) in one or more transactions each of which complies with Section 11(o), assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more of its wholly owned Subsidiaries) (any event described in clauses (i), (ii) or (iii) of this Section 13(a) being a "Section 13 event"), then, and in each such case, proper provision shall be made so that
(A) each holder of a Right, except as provided in Section 7(f) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid and nonassessable Common Shares of the Principal Party (as hereinafter defined) which Common Shares shall not be subject to any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 13 event (or, if a Section 11(a)(ii) event has occurred prior to the Section 13 event, multiplying the number of such one one-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of such Section 11(a)(ii) event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product by (2) 50 percent of the current per share market price (determined in accordance with Section 11(d)(i) hereof) of the Common Shares of such Principal Party on the date of consummation of such Section 13 event; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 hereof shall apply only to such Principal Party after the first occurrence of a Section 13 event; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Shares in accordance with Section 9 hereof applicable to the reservation of Capital Shares) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Shares thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) hereof shall be of no further effect following the first occurrence of any Section 13 event.

            (b)    "Principal Party" shall mean:

            (i) in the case of any transaction described in clause (i) or (ii) of Section 13(a) hereof, (A) the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Shares that has the highest aggregate current market price (determined in accordance with Section 11(d) hereof) and (B) if no securities are so issued, the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person the Common Shares of which has the highest aggregate current market price (determined in accordance with Section 11(d) hereof); and

            (ii) in the case of any  transaction  described  in clause  (iii) of
      Section 13(a) hereof, the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the Common Shares of which has the highest aggregate.current market price (determined in accordance with Section 11(d) hereof);

provided, however, that in any such case, (A) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act ("Registered Common Shares"), or such Person is not a corporation, and such Person is direct or indirect Subsidiary of another Person that has registered Common Shares outstanding, "Principal Party" shall refer to such other Person; (B) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Shares outstanding, "Principal Party" shall refer to the ultimate parent entity of such first-mentioned Pereon; (C) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Shares outstanding, "Principal Party" shall refer to whichever of such other Persons is the issuer of the Registered Common Shares having the highest aggregate current market price (determined in accordance with Section 11(d) hereof); and (D) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Shares outstanding, "Principal Party" shall refer to whichever ultimate parent entity is the corporation having the greatest stockholders' equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

            (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that (i) such Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume this Agreement in accordance with Sections 13(a) and (b) hereof, (ii) all rights of first refusal or preemptive rights in respect of the issuance of Common Shares of such Principal Party upon exercise of outstanding Rights have been waived, (iii) any provision of the authorized securities of such Principal Party or of its charter, bylaws or other instruments governing its corporate affairs which would obligate such Principal Party to issue in connection with, or as a consequence of, the consummation of a transaction referred to in Section 13(a) hereof, Common Shares of such Principal Party at less than the then-current per share market price (determined in accordance with Section 11(d)(i) hereof) or securities exercisable for, or convertible into, such Common Shares at less than such then-current per share market price (other than to the holders of Rights pursuant to this Section 13) have been waived or canceled, and (iv) such transaction shall not result in a default by such Principal Party under this Agreement and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) hereof, such Principal Party will:

            (A) prepare and file a registration statement under the Securities Act of 1933, as amended, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act of 1933, as amended) until the Final Expiration Date of the Rights, and similarly comply with applicable state securities laws;

            (B) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on the NASDAQ or such other system then in use; and

            (C) deliver to holders of the Rights historical financial statements for such Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

            In the event that at any time after the occurrence of a Section 11(a)(ii) event hereof some or all of the Rights shall not have been exercised at the time of a Section 13 event, the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in Section 13(a) (without taking into account any prior adjustment required by Section 11(a)(ii)).

            (d) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

            Section 14.  Fractional Rights and Fractional Shares.

            (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Right (i.e., Rights to acquire less than one one-hundredth of a Preferred Share). If the Company shall determine not to issue such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc., or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, Inc., as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date will be as determined in good faith by the Board of Directors, based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine appropriate.

            (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights, or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares. With respect to fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, if the Company does not issue fractional shares or depositary receipts in lieu thereof, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of one one-hundredth of a Preferred Share shall be one one-hundredth of the closing price of a Preferred Share (as determined in accordance with Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

            (c) The holder of a Right, by the acceptance of the Rights, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 14.

            Section 15. Rights Of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

            Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

            (a) prior to the Distribution Date, the Rights shall be evidenced by the certificates for Common Shares registered in the name of the holders of the Common Shares (which certificates for Common Shares shall also constitute certificates for Rights) and each Right will be transferable only in connection with the transfer of the Common Shares;

            (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed; and

            (c) subject to Sections 6(a) and 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

            Section 17. Right Holders and Right Certificate Holders Not Deemed a Stockholder. No holder, as such, of any Right or Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a Preferred Share or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right
Certificate be construed to confer upon the holder of any Right or Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

            Section 18.  Concerning the Bights Agent.

            (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

            (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of its counsel as set forth in
Section 20 hereof.

            Section 19. Merger or Consolidation or Change of Name of Rights Agent.

            (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

            (b) If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

            Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

            (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

            (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate sighed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the

Rights Agent; provided, however, that so long as any Person is an Acquiring Person hereunder, such certificate shall be signed by a majority of the menders of the Board of Directors; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

            (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

            (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(f) hereof) or any adjustment required under the provisions of Sections 11 or 13 hereof (including the manner, method or amount thereof) or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt by the Rights Agent of the certificate describing any such adjustment as contemplated by Section 12 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

            (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

            (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer; provided, however, that so long as any Person is an Acquiring Person hereunder, the Rights Agent shall accept such instructions and advice only from the Board of Directors and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with such instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any such officer of the Company or, if there is an Acquiring Person hereunder, a majority of the members of the Board of Directors, actually receives such application, unless any such officer or a majority of the members of the Board of Directors shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

            (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

            (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

            (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights hereunder if the Rights Agent shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

      (k) If, with respect to any Right  Certificate  surrendered  to the Rights
Agent for exercise or transfer, the certificate included with the form of assignment or form of election to purchase, as the case may be, has either not been completed, not signed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company. If such certificate has been completed and signed, the Rights Agent may assume without further inquiry that the Right Certificate is not owned by a person described in Section 7(f) hereof and shall not be charged with any knowledge to the contrary.

            Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Company shall become the Rights Agent and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the state of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the state of New York), in good standing, having a principal office in the state of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.

Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

            Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares of the Company following the Distribution Date and prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, the Company (a) shall, with respect to Common Shares of the Company so issued or sold pursuant to the exercise of stock options or under any Plan, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

            Section 23.  Redemption.

            (a) The Company may, at its option, by action of the Board of Directors at any time prior to the close of business on the earlier of (i) the 10th day following the Shares Acquisition Date or (ii) the Final Expiration
Date, redeem all, but not less than all, the then outstanding Rights at a redemption price of $.01 per Right as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

            (b) In the event that if, following the occurrence of a Shares Acquisition Date and following the expiration of the right of redemption under subparagraph (a) of this Section 23, but prior to any Section 13 event, (i) a Person who is an

Acquiring Person or an Affiliate or Associate of such Person shall have transferred or otherwise disposed of a number of Common Shares in one transaction, or a series of transactions (not directly or indirectly involving a purchase by the Company or any of its Subsidiaries), which did not result in the occurrence of a Section 11(a)(ii) event or a Section 13 event, such that such Person is thereafter a Beneficial Owner of 10 percent or less of the outstanding Common Shares of the Company, (ii) there are no other Persons, immediately following the transfer or other disposition described in clause (i), who are Acquiring Persons, and (iii) the transfer or other disposition described in clause (i) was other than pursuant to a transaction or series of transactions which directly or indirectly involved the Company or any of its Subsidiaries, then the right of redemption provided in subparagraph (a) of this Section 23 shall be reinstated and thereafter all outstanding Rights shall again be subject to the provisions of this Section 23. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable at any time when the Rights are subject to any effective right of redemption by the Company under this Agreement.

            (c) Immediately upon the action of the Board of Directors ordering the redemption of the Rights, or at such time and date thereafter as the Board of Directors may specify, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights in any manner other than that specifically set forth in this Section 23, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

            Section 24.  Exchange.

            (a) The Company may, at its option, by action of the Board of Directors, at any time after any Person becomes an Acquiring Person, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(f)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being herein referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any Plan of the Company or of a Subsidiary of the Company, or any Person holding Common Shares for or pursuant to the terms of any such Plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50 percent or more of the Common Shares then outstanding.

            (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(f) hereof) held by each holder of Rights.

            (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b)) for Common Shares exchangeable for Rights, at the initial rate of one one-hundredth of a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have at least the same voting rights as one Common Share.

            (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this Section 24(d), the current market value of a whole share shall be the closing price of a Common Share determined in the manner set forth in Section 11(d).

      Section 25.  Notice of Certain Events.

            (a) In case the Company shall propose, at any time after the Distribution Date, (i) to declare or pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), or (ii) to offer to the holders of its Preferred Shares options, rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50 percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with
Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of record of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

            (b) In case any Section 11(a)(ii) event shall occur, then (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in
Section 25(a) to Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

            Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows: Louisiana-Pacific Corporation, 111 S.W. Fifth Avenue, Portland, Oregon 97204, Attention: Secretary. Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) to the principal office of the Rights Agent as follows:

            First Chicago Trust Company of New York
            36 Went Broadway
            New York, New York 10007

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Common Shares of the Company) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

            Section 27.  Supplements and Amendments.

            (a) Prior to the Distribution Date, the Company may by action of the Board of Directors, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any manner without the approval of any holders of Common Shares. From and after the Distribution Date, the Company may by action of the Board of Directors, and the Rights Agent shall if directed by the Company, from time to time, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) to shorten or lengthen any time period herein or (iv) to change or supplement any other provisions, hereunder in any manner which the Board of Directors may deem necessary or desirable so long as the interests" of the holders of the Rights or Right Certificates (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person) shall not be materially and adversely affected thereby; provided, however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) a time period governing redemption of the Rights if the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an

Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company or, so long as any Person is an Acquiring Person hereunder, from the Board of Directors, which states that the proposed supplement or amendment is in compliance with the terms of this Section 26(a), the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of the Common Shares of the Company.

            (b) After the Distribution Date and prior to the earlier of the Redemption Date or the Final Expiration Date, the Company shall not effect any amendment to the Certificate of Designations for the Preferred Shares which would materially and adversely affect the rights, privileges or powers of the Preferred Shares, without the prior approval of the holders of two-thirds or more of the then outstanding Rights.

            Section 28.  Certain Covenants.

            Subject to Section 27 and the other provisions of this Agreement:

            (a) no adjustment to the Purchase Price, the number of Preferred Shares or Common Shares or other securities, as the case may be (or fractions of a share), for which a Right is exercisable or the number of Rights outstanding shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under
Section 11(a)(ii) and Section 13, unless the terms of this Agreement are amended so as to preserve such benefits; and

            (b) the Company shall not, during any time when there exists an Acquiring Person (i) sell or issue, or permit any Subsidiary to sell or issue, to an Acquiring Person, or any Affiliate or Associate thereof, any rights, options, warrants or convertible securities on terms similar to, or which materially adversely affect the value of, the Rights, or (ii) sell or issue to an Acquiring Person, or any Affiliate or Associate thereof, Preferred Shares, Common Shares or shares of any other class of capital stock if such sale or issue is intended to or would materially adversely affect the value of the Rights.

            Section 29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

            Section 30. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the

Distribution Date, the Cocoon Shares of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares of the Company).

            Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in their good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement and the Rights shall not then be redeemable, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

            Section 32. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of Common Shares of the Company outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of which any Person is the Beneficial owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations as in effect on the date hereof. Except as otherwise specifically provided herein, the Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (a) to interpret the provisions of this Agreement and (b) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board of Directors or any member thereof to any liability to the holders of the Rights.

            Section 33. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the state of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however, that the rights and obligations of the Rights Agent hereunder shall be governed by the laws of the state of New York (or state of incorporation of any successor Rights Agent).

            Section 34. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            Section 35. Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals thereto affixed and attested as of the day and year first above written.

                                          LOUISIANA-PACIFIC CORPORATION


Attest:


By    /s/ Anton C. Kirchoff                   /s/ Harry A. Merlo
Name:   Anton C. Kirchoff                 Name:  Harry A. Merlo
Title:  Secretary                         Title  Chairman and President

                                          FIRST CHICAGO TRUST COMPANY OF
                                            NEW YORK


Attest:

By:   /s/ Joanne Gorostiola               By   /s/ John C. Bambach
Name:  Joanne Gorostiola                  Name:  John C. Bambach
Title:  Customer Service Officer          Title:  Vice President

                                                                       Exhibit A

                                     FORM OF

                 CERTIFICATE OF DESIGNATIONS OF SERIES A JUNIOR
                    PARTICIPATING CUMULATIVE PREFERRED STOCK,
                                  $1 Par Value

                                       of

                          LOUISIANA-PACIFIC CORPORATION
                              ---------------------

               Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware

                              ---------------------

      The undersigned, Harry A. Merlo and Donald R. Holman, certify that:

            1. They are the Chairman and President and the Secretary, respectively, of Louisiana-Pacific Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation").

            2. That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the said Board of Directors on May 23, 1988, duly adopted the following resolution, which resolution remains in full force and effect, creating a series of shares of Preferred Stock of the par value of $1 each (the "Preferred Stock") of the Corporation designated as Series A Junior Participating Cumulative Preferred Stock, $1 par value:

            "RESOLVED that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), a series of the Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

            Section 1. Designation and Amount. The shares of such series shall be designated as Series A Junior Participating Cumulative Preferred Stock, $1 Par Value (the Series A Preferred Stock") and the number of shares constituting such series shall be 1,000,000.



                                     - A-1 -

            Section 2.  Dividends and Distributions.

            (A) The holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock of the par value of $1 per share (the Common
Stock) of the Corporation and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $23.00 per share ($92.00 per annum), or (b) subject to the provision for adjustment hereinafter set forth, 100 times the-aggregate per share amount of all cash dividends declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per share equal to 100 times the aggregate per share amount of all noncash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after May 23, 1988, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock are entitled under clauses (i)(b) or (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The Corporation shall declare a mandatory dividend or distribution on the Series A Preferred Stock as provided in Section 2(A) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common



                                     - A-2 -

Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a mandatory dividend of $23.00 per share ($92.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.

            Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

            (A) Each share of Series A Preferred Stock shall entitle the holder thereof to one vote (and each one one-hundredth of a share of Series A Preferred Stock shall entitle the holder thereof to one one-hundredth of one vote) on all matters submitted to a vote of the stockholders of the Corporation.

            (B) Except as otherwise provided in the Certificate of Incorporation or herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

            (C) In addition, the holders of shares of Series A Preferred Stock shall have the following special voting rights:

            (i) If and whenever accrued dividends on Series A Preferred Stock shall not have been paid or declared



                                     - A-3 -
      and a sum sufficient for the payment thereof set aside in an amount equivalent to six quarterly dividends on all Shares of Series A Preferred Stock at the time outstanding, then and in each such event the holders of Series A Preferred Stock and each other series of Preferred Stock now or hereafter issued which shall be accorded such clans voting right by the Board of Directors and which shall have the right to elect two directors as the result of a prior or subsequent default in payment of dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect two directors, in addition to the directors to be elected by the holders of all shares of the Corporation entitled to vote for the election of directors, and the holders of all shares (including the Series A Preferred Stock) otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors.

            (ii) Such special voting right of the holders of Series A Preferred Stock may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for such special voting right of the holders of Series A Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults.

            (iii) At any time after such special voting rights shall have so vested in the holders of Series A Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10 percent or more in number of shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to him at the principal executive office of the Corporation shall, call a special meeting of the holders of Preferred Stock so entitled to vote for the election of the directors to be elected by them as herein provided, to be held within 60 days after such call and at the place and upon the notice provided by law and in the bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of Preferred Stock so entitled to vote shall be



                                     - A-4 -
      entitled to exercise the special voting rights provided in this Section 3(C) at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10 percent or more in number of shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of the stockholders or a special meeting held in place thereof next succeeding the time when the holders of Series A Preferred Stock become entitled to elect directors as above provided.

            (iv) If, at any meeting so called or at any annual meeting held while the holders of shares of Series A Preferred Stock have the special voting rights provided for in this Section 3(C), the holders of not less than 33-1/3 percent of the then outstanding shares of Series A Preferred Stock and each Other Series of Preferred Stock are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall automatically be increased by two, as of the time of such special meeting or the time of the first such annual meeting held while such holders have said special voting rights and such quorum is present, and the holders of the Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall be entitled to elect the additional directors so provided for.

            (v) Upon the election at such meeting by the holders of the shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, of the two directors they are entitled so to elect, the persons so elected, together with such persons as may be or may have been elected as directors by the holders of all shares (including Series A Preferred Stock) otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. The additional directors so elected by holders of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall



                                     - A-5 -
      serve until the next annual meeting or until their respective successors shall be elected and qualified, and at each subsequent meeting of stockholders at which the directorship of any director elected by the vote of holders of Series A Preferred Stock and each Other Series of Preferred Stock under the special voting rights set forth in this Section 3(C) is up for election said special voting rights shall apply in the reelection of such director or in the election of his successor; provided, however, that whenever the holders of Series A Preferred Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect two directors as above provided, the terms of office of all persons elected as directors by the holders of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, or elected to fill any vacancies resulting from the death, resignation, or removal of directors so elected by the holders of Series A Preferred Stock and each Other Series of Preferred Stock, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

            (vi) If, at any time after a special meeting of stockholders or an annual meeting of stockholders at which the holders of Series A Preferred Stock and each Other Series of Preferred Stock have elected additional directors as provided above, and while the holders of Series A Preferred Stock and each Other Series of Preferred Stock shall be entitled to elect two directors, the number of directors who have been elected by the holders of Series A Preferred Stock and each Other Series of Preferred Stock (or who by reason of one or more resignations, deaths or removals have succeeded any directors so elected) shall by reason of resignation, death or removal be less than two but at least one, the vacancy in the directors elected by the holders of the Series A Preferred Stock and each Other Series of Preferred Stock may be filled by the remaining director elected by such holders, and failing such election within 30 days after such vacancy arises, or if there shall not be incumbent at least one director elected by such holders, the Secretary of the Corporation may, and upon the written request of the holders of record of 10 percent or more in number of shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to him at the principal office of the Corporation shall, call a special meeting of the holder of Preferred Stock so entitled to vote for an election to fill such vacancy or vacancies, to be held within 60 days after such call and at the place and upon the notice provided



                                     - A-6 -
      by law and in the bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10 percent or more in number of shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of the stockholders or a special meeting held in place thereof next succeeding the time when the holders of Series A Preferred Stock and each Other Series of Preferred Stock become entitled to elect directors as above provided.

            (D) Nothing herein shall prevent the directors or stockholders from taking any action to increase the number of authorized shares of Series A Preferred Stock, or increasing the number of authorized shares of Preferred Stock of the same class as the Series A Preferred Stock or the number of authorized shares of Common Stock, or changing the par value of the Common Stock or Preferred Stock, or issuing options, warrants, or rights to any class of stock of the Corporation as authorized by the Certificate of Incorporation now, or as it may hereafter be amended.

            (E) The provisions of this Section 3 shall govern the election of directors by holders of Series A Preferred Stock notwithstanding any provisions of the Certificate of Incorporation to the contrary, including, without limitation, the first sentence of section (4) of Article Tenth of the Certificate of Incorporation.

            (F) Except as eat forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Certificate of Incorporation or herein or by law) for taking any corporate action.




                                     - A-7 -

            Section 4.        Certain Restrictions.

            (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividend and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare or pay dividend on, make any other  distributions on any
      shares  of  stock  ranking   junior   (either  as  to  dividends  or  upon
      liquidation, dissolution or winding up) to the Series A Preferred Stock;

            (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

            (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any share of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B)  The  Corporation   shall  not  permit  any  subsidiary  of  the
Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the



                                     - A-8 -

Corporation could, under Section 4(A), purchase or otherwise acquire such shares at such time and in such manner.

            Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Corporation Shall take all such action as is necessary so that all such shares shall after their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

            Section 6. Liquidation Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking Junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A
Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the higher of (i) $1.00 per share ($.O1 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock; nor shall any distribution be made (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock are entitled under clause (A)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common



                                     - A-9 -

Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of share. of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 8. By Redemption. The shares of Series A Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the Certificate of Incorporation or herein.

            Section 9. Rank. Unless otherwise provided in the Certificate of Incorporation or a Certificate of Designations relating to a subsequent series of Preferred Stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Corporation.

            Section 10. Amendment. The Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

            Section 11. Fractional Shares. Series A Preferred Stock may be issued in one-hundredths of a share or other fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.



                                    - A-10 -

            3. The authorized number of shares of Preferred Stock is 15,000,000. The number of shares of Series A Junior Participating Cumulative Preferred Stock is 1,000,000. None of the shares of such series has been issued.

            Dated:  _______________________, 1988.


                                          ------------------------------
                                          Harry A. Merlo
                                          Chairman and President of
                                          Louisiana-Pacific Corporation

ATTEST:

------------------------------
Donald R. Holman
Secretary of
Louisiana-Pacific Corporation



                                    - A-11 -

                                                                      Exhibit  B

                            Form of Right Certificate

Certificate No. R                                     ________ Rights

            NOT EXERCISABLE AFTER JUNE 6, 1998, OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY ARE VOID IN THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT.]*

                                Right Certificate

                          LOUISIANA-PACIFIC CORPORATION

            This certifies that ___________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the registered owner thereof, subject to the terms, provisions and conditions of the Rights Agreement restated as of February 3, 1991 (the "Rights Agreement"), between Louisiana-Pacific Corporation, a Delaware corporation (the Company), and First Chicago Trust Company of New York (the "Rights Agent," which term shall include every successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5 p.m. (New York City time) on June 6, 1998, at the office or agency of the Rights Agent or its successor designated for such purpose, one one-hundredth of a fully paid nonassessable share of Series A Junior Participating Cumulative Preferred Stock, $l par value (the "Preferred Shares"), of the Company, at a purchase price.

--------------
* That portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence initially of $___ per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related



                                     - B-1 -
certificate duly executed. As provided in the Rights Agreement, the Purchase Price and the number of Preferred Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

            This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and are available from the Rights Agent or the Company upon written request.

            Upon the occurrence of certain events specified in Section 7(f) of the Rights Agreement, if the Rights evidenced by this Right Certificate are or were beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or, under certain circumstances, a transferee of any such Acquiring Person, Affiliate or Associate, such Rights shall become null and void and any holder thereof (whether or not such holder is an Acquiring Person or an Affiliate or Associate of an Acquiring Person) shall thereafter have no right to exercise such Rights.

            In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the holder hereof to purchase capital stock of an entity other than the Company or receive cash or other assets, all as prescribed in the Rights Agreement.

            This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights equal to the aggregate number of Rights evidenced by the Right Certificate or Right Certificates surrendered. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may, but are not required to, be redeemed by the Company at a redemption price of $.01 per Right.

            No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a



                                     - B-2 -

Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof, a cash payment will be Bade, as provided in the Rights Agreement.

            No holder of this Right certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

            This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

            WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of
---------------------.


ATTEST:                                   LOUISIANA-PACIFIC CORPORATION

------------------------------            ----------------------------
Secretary                                 Chairman and President

Countersigned:

FIRST CHICAGO TRUST COMPANY
  OF NEW YORK

By__________________________
  Authorized Signature




                                     - B-3 -

                   Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

               (To be executed by the  registered  holder if such holder desires to transfer the Right Certificate.)


      FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfers unto -----------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)
--------------------------------------------------------------------------------
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:  ________________________, 19__

                                    -----------------------------
                                    Signature

Signature Guaranteed:

                                   Certificate

            The undersigned hereby certifies by checking the appropriate boxes that:

      (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

            (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  _____________, 19__               ____________________________
                                          Signature

Signature Guaranteed:
      Form of Reverse Side of Right Certificate -- continued

                                     NOTICE

            This signature to the foregoing Assignment and



                                     - B-4 -

Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

            Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

            In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.

            Form of Reverse Side of Right Certificate -- continued

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To LOUISIANA-PACIFIC CORPORATION

            The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred
Shares be issued in the name of:

--------------------------------------------------------------------------------
                         (Please print name and address)
--------------------------------------------------------------------------------

Please insert social security or other identifying number:
---------------------

If such  number of Rights  shall not be all the Rights  evidenced  by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

--------------------------------------------------------------------------------
                         (Please print name and address)
-------------------------------------------------------------------------------

Dated ____________, 19___





                                     - B-5 -

                                         ----------------------------
                                         Signature

Signature Guaranteed:


                                   Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

           (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate thereof (as such terms are defined in the Rights Agreement); and Form of Reverse Side of Right Certificate -- continued

           (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _______________, 19__               __________________________
                                           Signature

Signature Guaranteed:

--------------------------------------------------------------------------------

                                     NOTICE

           The signatures in the foregoing Form of Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

           Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

           In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.



                                     - B-6 -

                                                                      EXHIBIT 28

                           DESCRIPTION OF COMMON STOCK
                        OF LOUISIANA-PACIFIC CORPORATION

General

           The authorized capital stock of Louisiana-Pacific Corporation ("L-P") consists of 15,000,000 shares of Preferred Stock, $1 par value ("Preferred Stock"), none of which have been issued, and 75,000,000 shares of Common Stock, $1 par value ("Common Stock"). All outstanding shares of Common Stock are fully paid and nonassessable. Holders of Common Stock have no preemptive or conversion rights and there are no redemption or sinking fund provisions relating to the Common Stock. As L-P has no Preferred Stock outstanding, there is no restriction on repurchase or redemption of Common Stock as a result of arrearages in the payment of dividends or sinking fund installments with respect to any class of stock issued by L-P. The holders of outstanding shares of Common Stock are entitled to one vote per share. Voting for directors is not cumulative. The board of directors of L-P is divided into three classes serving staggered three-year terms.

           Subject to the rights of any Preferred Stock which may be issued in the future, the holders of Common Stock are entitled to such dividends as the board of directors may declare out of funds legally available therefor, at such times and in such amounts as the board deems advisable, and to share pro rata in all assets of L-P available for distribution to its stockholders upon liquidation.

Business Combinations

           Article Tenth of L-P's Certificate of Incorporation, relating to certain business combinations, provides that:

           (a) At any time a person beneficially owns at least 20 percent of L-P's outstanding Common Stock, certain mergers or other transactions involving L-P, including the issuance of voting securities of L-P other than pursuant to employee benefit plans, must be approved by holders of at least 75 percent of the outstanding Common Stock unless (i) such person acquired its Common Stock in a cash tender offer for all the outstanding Common Stock or has no interest in such merger or other transaction other than solely as a holder of Common Stock, (ii) certain price requirements are met, or (iii) such merger or other transaction has been approved by at least two-thirds of the entire board of directors of L-P;

           (b) Changes to L-P's bylaws must be approved by at least two-thirds of the directors, or by the affirmative vote of holders of at least 75 percent of the outstanding Common Stock;

           (c) Directors may only be removed for cause and by the affirmative vote of holders of at least 75 percent of the outstanding Common Stock; and

           (d)  Any   stockholder   action   must  be  taken  at  a  meeting  of
     stockholders.

Article Tenth may be changed only by the affirmative vote of holders of at least 75 percent of the outstanding Common Stock.

Preferred Stock

           The authorized Preferred Stock may be issued in the future without any further action by the holders of the Common Stock, except as provided in Article Tenth of L-P's Certificate of Incorporation discussed above. The board of directors is authorized to divide the Preferred Stock into series and within the limitations provided by law and L-P's charter, to designate the different series and fix and determine the relative rights and preferences of any series so established. If Preferred Stock is issued, the rights of the holders of Common Stock will be subordinated in certain respects to the rights of the holders of the Preferred Stock.

Preferred Stock Purchase Rights

           Effective June 6, 1988, L-P distributed purchase rights ("Rights") to holders of Common Stock on the basis of one Right for each share pursuant to a Rights Agreement. A copy of the Rights Agreement as amended and restated as of February 3, 1991 (the "Rights Agreement"), may be obtained by stockholders from L-P. Each Right entitles the registered holder to purchase from L-P one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock, $1 par value, of L-P (the "Preferred Shares"). The Rights are not exercisable and are attached to and trade with shares of Common Stock until the earlier of (i) 10 days following a public announcement that a person, other than certain exempt persons, has acquired, or obtained the right to acquire, beneficial ownership of 20 percent or more of the outstanding Common Stock, other than pursuant to a Qualifying Tender Offer (as defined) (an "Acquiring Person"), or (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer (other than a Qualifying Tender Offer) the consummation of which would result in the beneficial ownership by a person of 30 percent or more of the outstanding Common Stock. Upon such an event, the

Rights will trade separately. When the Rights first become exercisable, holders of the Rights will be entitled to receive, upon exercise and the payment of $75.00 per Right (the "Purchase Price"), one one-hundredth of a Preferred Share. Unless the Rights are earlier redeemed or exchanged, in the event that a person becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person or certain transferees, which will thereafter be void) will thereafter have the right to receive, upon exercise and payment of the Purchase Price, shares of Common Stock having a value equal to two times the Purchase Price. Similarly, upon the occurrence of certain acquisition transactions involving L-P, proper provision must be made so that each holder of a Right (other than Rights beneficially owned by the Acquiring Person or certain transferees, which will thereafter be void) thereafter will have the right to receive, upon exercise and payment of the Purchase Price, common stock of the acquiring company having a value equal to two times the Purchase Price.

           At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50 percent or more of the outstanding shares of Common Stock, L-P may exchange the Rights (other than Rights beneficially owned by such Acquiring Person or certain transferees, which became null and void), in whole or in part, for Common Stock at the rate of one share per Right, subject to adjustments to prevent dilution.

           Each Preferred Share will be entitled to receive upon declaration the greater of (i) cash and non-cash dividends in an amount equal to 100 times the per share dividends declared on the Common Stock or (ii) a preferential annual dividend of $92.00 per share. The holders of Preferred Shares, voting as a separate class, will be entitled to elect two directors if dividends on such stock are in arrears in an amount equal to six quarterly dividends. In the event of liquidation, each Preferred Share will be entitled to receive a liquidation payment in an amount equal to the greater of $1.00 plus all accrued and unpaid dividends and distributions or an amount equal to 100 times the aggregate amount to be distributed per share of Common Stock. Each Preferred Share will have one vote, voting together with the Common Stock. In the event of any merger, consolidation, or other transaction in which shares of Common Stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of Common Stock.

           The Rights will expire on June 6, 1998, unless earlier redeemed or exchanged by L-P. Until the close of business on the earlier of (i) the 10th day following public announcement that a person has become an Acquiring Person or
(ii) the expiration date of the Rights, the Rights may be redeemed at

L-P's election in whole, but not in part, at a price of $.01 per Right. L-P's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10 percent or less of the outstanding Common Stock in a transaction not involving a purchase by L-P.

           The Rights have certain antitakeover effects, but should not discourage a Qualifying Tender Offer or interfere with any merger or other business combination approved by L-P's board of directors at a time when the Rights are redeemable. The Rights will cause substantial dilution to a person or group that attempts to acquire L-P on terms not approved by L-P's board of directors except pursuant to a Qualifying Tender Offer.

                          RIGHTS AGREEMENT, AS RESTATED
                                 AMENDMENT NO. 1



         Amendment  No. 1, dated as of July 28, 1995 (the  "Amendment"),  to the
Rights Agreement, restated as of February 3, 1991 (the "Rights Agreement"), between Louisiana-Pacific Corporation, a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent").

WITNESSETH:

         WHEREAS, the Company and the Rights Agent entered into the Rights Agreement; and

         WHEREAS, on July 28, 1995, the Board of Directors of the Company, in accordance with Section 27 of the Rights Agreement, determined it desirable and in the best interest of the Company and its stockholders to supplement and amend certain provisions of the Rights Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Amendment to Section 1(a). Section 1(a) of the Rights Agreement is amended to read in its entirety as follows:

                  "(a) 'Acquiring Person' shall mean any Person (as defined) who or which, together with all Affiliates and Associates (as defined) of such Person, shall be the Beneficial Owner (as defined) of 15 percent or more of the Common Shares of the Company then outstanding, provided, however, that an Acquiring Person shall not include the Company, any wholly-owned Subsidiary of the Company, any employee benefit plan ("Plan") of the Company or of a Subsidiary of the Company, or any Person holding Common Shares of the Company for or pursuant to the terms of any such Plan. Notwithstanding the foregoing: (i) no Person shall become an 'Acquiring Person' as the result of an acquisition of Common Shares of the Company by the Company which, by reducing the number of Common Shares of the Company outstanding, increases the proportionate number of Common Shares of the Company beneficially owned by such Person to 15 percent or more of the Common Shares of the Company then outstanding, provided, however, that if a Person shall become the Beneficial Owner of

         15 percent or more of the Common Shares of the Company then outstanding by reason of such share acquisitions by the Company and shall thereafter become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an 'Acquiring Person' unless upon the consummation of the acquisition of such additional Common Shares of the Company such Person does not own 15 percent or more of the Common Shares of the Company then outstanding; and (ii) if the Board of Directors determines in good faith that a Person who would otherwise be an 'Acquiring Person' became such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of the Common Shares of the Company that would otherwise cause such Person to be an 'Acquiring Person' or (B) such Person was aware of the extent of its Beneficial Ownership of Common Shares of the Company but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person as promptly as practicable divested or divests itself of Beneficial Ownership of a sufficient number of Common Shares of the Company so that such Person would no longer be an 'Acquiring Person', then such Person shall not be deemed to be or to have become an 'Acquiring Person' for any purposes of this Agreement. For purposes of this subsection (a), in determining the percentage of the outstanding shares of Common Shares of the Company with respect to which a Person is the Beneficial Owner (i) all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding and
         (ii) shares which are subject to issuance upon the exercise or conversion of outstanding conversion rights, rights, warrants and options other than those referred to in clause (i) of this sentence shall not be deemed outstanding. Any determination made by the Board of Directors as to whether any Person is or is not an 'Acquiring Person' shall be conclusive and binding upon all holders of Rights.

         Section 2. Amendment to Section 1(j). Section 1(j) of the Rights Agreement is deleted.

         Section 3. Amendment to Section 3(a). The first sentence of Section 3(a) of the Rights Agreement is amended by (i) deleting the parenthetical clause "(other than a tender offer which would, upon acceptance of shares for payment, be a Qualifying Tender Offer)", and (ii) deleting the number "30" and inserting in lieu thereof the number "15."

         Section 4.  Amendments  to Section  13(a).  (a) The first  sentence  of
Section 13(a) of the Rights Agreement is amended by deleting clause (ii) of said sentence and inserting in lieu thereof the following "(ii) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such consolidation or merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of the Company or of any other Person or cash or any other property, or."

         (b) The first sentence of Section 13(a) of the Rights Agreement is further amended by deleting the phrase "(other than the Company or any of its Subsidiaries) in one or more transactions each of which complies with Section 11(o)" appearing in clause (iii) of said sentence and inserting in lieu thereof the phrase "(other than the Company or any of its wholly owned Subsidiaries in one or more transactions each of which complies with Section 11(o))", and by deleting the phrase "to any other Person or Persons (other than the Company or one or more of its wholly owned Subsidiaries)" appearing in said sentence.
Section 5. Amendment to Section 23(a). Section 23(a) of the Rights Agreement is amended so as to read in its entirety as follows:

                  "(a) The Company may, at its option, by action of the Board of Directors at any time prior to the earlier of (i) the time that any Person first becomes an Acquiring Person or (ii) the close of business on the Final Expiration Date, redeem all, but not less than all, the then outstanding Rights at a redemption price of $.01 per Right as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after February 3, 1991 (such redemption price being hereinafter referred to as the 'Redemption Price'."

         Section 6. Amendment to Section 23(b). Section 23(b) of the Rights Agreement is deleted.

         Section 7. Amendment to Section 24(c). Section 24(c) is amended to read in its entirety as follows:

                  "(c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b)) for Common Shares exchangeable for Rights, at the initial rate (as of February 3, 1991) of one-hundredth of a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect subsequent adjustments in the rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same rights to participate (taking into account any minimum preferential amounts) in dividends and distributions upon liquidation, dissolution or winding of the Company, as one Common Share."

         Section 8.  Amendment  to Section  27(a).  The first two  sentences  of
Section 27(a) are amended by deleting the words "Distribution Date" each place that such words appear therein and inserting in lieu thereof the words "occurrence of a Section 11(a)(ii) event."

         Section 9. Rights Agreement as Amended. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. This Amendment shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and be otherwise unaffected hereby.

         Section 10. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all of such counterparts shall together constitute but one in the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                        LOUISIANA-PACIFIC CORPORATION



By /s/ ANTON C. KIRCHHOF                       By /s/ WILLIAM L. HEBERT
   Anton C. Kirchhof                              William L. Hebert
                                                  Treasurer and Chief
Financial Officer


                                               FIRST CHICAGO TRUST COMPANY
                                               OF NEW YORK



By /s/ JAMES KUZMICH                           By /s/ JOANNE GOROSTIOLA
   James Kuzmich                                  Joanne Gorostiola
                                                  Assistant Vice President

                          RIGHTS AGREEMENT, AS RESTATED
                                 AMENDMENT NO. 2


          Amendment No. 2, dated as of October 30, 1995 (the "Amendment"), to the Rights Agreement, restated as of February 3, 1991 and as amended by Amendment No. 1 thereto dated as of July 28, 1995 (the "Rights Agreement"), between Louisiana-Pacific Corporation, a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent").

WITNESSETH:

          WHEREAS, the Company and the Rights Agent have entered into the Rights Agreement; and

          WHEREAS, on October 29, 1995, the Board of Directors of the Company, in accordance with Section 27 of the Rights Agreement, determined it desirable and in the best interest of the Company and its stockholders to supplement and amend certain provisions of the Rights Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1. Amendment to Section 7(c). The first sentence of Section 7(c) of the Rights Agreement is amended to read in its entirety as follows: "The Purchase Price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall be $200.00, and shall be payable in lawful money of the United States of America in accordance with Section 7(d) hereof."

          Section 2. Rights Agreement as Amended. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. This Amendment shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and be otherwise unaffected hereby.

          Section 3. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all of such counterparts shall together constitute but one in the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.




Attest:                                        LOUISIANA-PACIFIC CORPORATION




By   /s/ Anton C. Kirchhof                     By   /s/ William L. Hebert
       Anton C. Kirchhof                              William L. Hebert
                                                      Treasurer and
                                                      Chief Financial Officer



                                               FIRST CHICAGO TRUST COMPANY
                                               OF NEW YORK




By   /s/ James Kuzmich                         By   /s/ Joanne Gorostiola
       James Kuzmich                                  Joanne Gorostiola
                                                      Assistant Vice President





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